CUSIP NO.	35671D857	PAGE	11	OF	11 PAGES
EXHIBIT B
JOINT FILING AGREEMENT
     The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Freeport-McMoran Copper & Gold Inc., dated as of December 31, 2007, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: December 31, 2007

ATTICUS CAPITAL LP

By:	ATTICUS MANAGEMENT LLC,
Its general partner

By:	/s/ Timothy R. Barakett *
Timothy R. Barakett
Managing Member

ATTICUS MANAGEMENT LLC

By:	/s/ Timothy R. Barakett*
Timothy R. Barakett
Managing Member

TIMOTHY BARAKETT

By:	/s/ Timothy R. Barakett*

* by Dennis Bertron, attorney-in-fact

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